UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 16, 2013

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Dorfstrasse 19 ABaar, Switzerland		6340
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI		KY-1 1206
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-Swiss and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-Swiss (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-Swiss. This report should be read in its entirety as it pertains to each of Noble-Swiss and Noble-Cayman.

Item 8.01 Other Events.

As previously disclosed, Noble-Cayman is party to a $600 million revolving credit agreement dated as of February 11, 2011, as amended by the First Amendment dated as of March 11, 2011 (the “2011 Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, swingline lender and an issuing bank of letters of credit; the lenders party thereto from time to time; the other issuing banks party thereto; Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”), and HSBC Securities (USA) Inc. (“HSBC”), as co-syndication agents; and Wells Fargo Securities, LLC, Barclays and HSBC, as joint lead arrangers and joint lead bookrunners. Also as previously disclosed, the 2011 Credit Agreement provides that Noble-Cayman may, subject to the satisfaction of certain conditions and successful procurement of additional commitments from new or existing lenders, elect to increase the maximum amount available under the 2011 Credit Agreement from $600 million up to an amount not to exceed $800 million. On January 16, 2013, pursuant to Noble-Cayman’s election, and through the procurement of commitments from certain new and existing lenders, the maximum amount available under the 2011 Credit Agreement was increased to $800 million.

The foregoing paragraph is qualified in its entirety by reference to Noble-Cayman’s Current Report on Form 8-K filed February 17, 2011, which included a more complete description of the 2011 Credit Agreement and to which a copy of the 2011 Credit Agreement was filed as an exhibit.

As previously disclosed, on June 8, 2012 Noble-Cayman entered into a $1.2 billion revolving credit agreement (the “2012 Credit Agreement”) with Wells Fargo, as administrative agent, swingline lender and an issuing bank of letters of credit; the lenders party thereto; the other issuing banks party thereto; SunTrust Bank, as syndication agent; Barclays, HSBC and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Mitsubishi UFJ”), as co-documentation agents; and Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., Barclays, HSBC and Mitsubishi UFJ, as joint lead arrangers and joint lead bookrunners. Also as previously disclosed, the 2012 Credit Agreement provides that Noble-Cayman may, subject to the satisfaction of certain conditions and successful procurement of additional commitments from new or existing lenders, elect to increase the maximum amount available under the 2012 Credit Agreement from $1.2 billion up to an amount not to exceed $1.5 billion. On January 16, 2013, pursuant to Noble-Cayman’s election, and through the procurement of commitments from certain new and existing lenders, the maximum amount available under the 2012 Credit Agreement was increased to $1.5 billion.

The foregoing paragraph is qualified in its entirety by reference to Noble-Cayman’s Current Report on Form 8-K filed June 11, 2012, which included a more complete description of the 2012 Credit Agreement and to which a copy of the 2012 Credit Agreement was filed as an exhibit.

On January 11, 2013, Noble-Cayman entered into the Second Amendment to the 2011 Credit Agreement. The Second Amendment removed Norwegian Kroner and Singapore Dollars as Specified Currency available for borrowings under the 2011 Credit Agreement. A copy of the Second Amendment will be filed as an exhibit to Noble-Cayman’s Annual Report on Form 10-K for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation, a Swiss corporation
Date: January 18, 2013
	By:	/s/ James A. MacLennan
James A. MacLennan
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

	By:	/s/ Alan R. Hay
Alan R. Hay
Vice President

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